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                    [LOGO OF APPRAISAL GROUP APPEARS HERE]

                                                              EXHIBIT 17 (B) (6)

                                                         REPLY TO:   N.J. Office

                                                               December 21, 1995


Mr. James Wright
CFO - Trump Taj Mahal Casino Resorts
1000 Boardwalk
Atlantic City, New Jersey 08401

                                               Re:  Trump Taj Mahal Realty Corp.
                                                    Atlantic City, New Jersey
                                                    Our Ref. #95029-1
                                                    ----------------------------

Dear Mr. Wright;

Pursuant to your authorization, an appraisal has been made of the above-captioned premises in order to estimate the Market Value, as of December 20, 1995. Market Value is defined within the report, which contains the collective data and analyses upon which our value estimate is concluded.

Trump Taj Mahal Realty Co. consists of various parcels of land (see enclosed) used in conjunction and operation of the Trump Taj Mahal Casino Resorts in Atlantic City, New Jersey. The property consists of a total 15.31+ Acres, which include various parcel situated under the Taj Mahal main structure, the Steel Pier and the Virginia Avenue warehouse (lots 119 & 120).

Based upon the findings, it is our opinion that the Market Value, subject to the assumptions and limiting conditions as set forth herein, as the value date, December 20, 1995, is in the range of $80,180,000 (R) to $95,590,000 (R).

This letter and the collective data and analyses upon which our value estimate is concluded are integral parts of our findings and conclusions.


                                               Respectfully submitted,

                                               APPRAISAL GROUP International


                                               /s/ Avi M. Vardi, Mai
                                               ---------------------------------
                                               AVI M. VARDI, MAI
                                               N.J. State Certified Real Estate
                                               General Appraisers #RG00641

AMV:kk

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TRUMP TAJ MAHAL REALTY CORP.
----------------------------

BLOCK    LOT           AREA - SQ. FT.     ACRES
13       116             36,575            0.840
         118.01          55,050            1.264
         128.03          16,849            0.387
         128.04          47,755            1.096
         128.06          59,880            1.375
         128.07          47,620            1.093
         128.08          40,951            0.940
         129.01          44,444            1.020
         129.02           1,359            0.031         Estimated Value
         129.06          19,750            0.453             $150.00          $175.00
                                                         ------------     -----------
         142             12,300            0.282
TOTAL BLK 13........    382,533 SQ. FT.     8.78 ACRES   $57,379,950      $66,943,275

16       17              16,501            0.379
         18               7,501            0.172
         41               7,501            0.172
         65              38,994            0.895
TOTAL BLK 14........     70,497 SQ. FT.     1.62 ACRES   $10,574,550      $12,336,975

                                                 Estimated Value @
                                                              $75.00          $100.00
                                                         -----------      -----------
(STEEL PIER)
14       42             150,300 SQ. FT.    3.450 ACRES   $11,272,500      $15,030,000

VIRGINIA AVE. W'HOUSE
119      6                7,876            0.181
         22               4,373            0.100
         39               4,225            0.097
         58               2,448            0.056         Estimated Value @
         68               6,750            0.155             $15.00           $20.00
                                                           --------         --------
         85               5,925            0.136
TOTAL BLK 119            31,597 SQ. FT.     0.73 ACRES     $473,955         $631,940

120      23               4,948            0.114
         33               2,627            0.060
         44               2,252            0.052
         58              17,325            0.398
         65               2,500            0.057
         66               2,500            0.057
TOTAL BLK 120            32,152 SQ. FT.     0.74 ACRES     $482,280         $643,040

----------------------------------------------------------------------------------------

SUMMARY
-------

         BLOCK 13       382,533 SQ. FT.     8.78 ACRES
         BLOCK 14        70,497             1.62
         STEEL PIER     150,300             3.45
         BLOCK 119       31,597             0.73
         BLOCK 120       32,152             0.74         ESTIMATED VALUE RANGE...
                      ---------           ------
TOTAL TRUMP REALTY LAND 667,079 SQ. FT.    15.31 ACRES   $80,183,235  -TO-  $95,585,230
                                                         ===========        ===========



                         APPRAISAL GROUP INTERNATIONAL